UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 28, 2003

                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                       1-12897                     94-2933952
------------------------    ------------------------         -------------------
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                             Identification No.)

           201 Mission Street
       San Francisco, California                                94105
----------------------------------------                    --------------
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (415) 543-0404
       ------------------------------------------------------------------
                                       N/A

          (Former name or former address, if changed since last report)

Item 5. Other Events.

     Managed Net Credit Loss and Delinquency Rates. Providian Financial Corporation's managed net credit loss rate for the month ended February 28, 2003 and its 30+ day managed delinquency rate as of February 28, 2003 are presented in the table below. Managed results include results from both reported and securitized loans, including loans securitized in the Providian Gateway Master Trust.


Managed Net Credit Loss Rate (1)(2)    30+ Day Managed Delinquency Rate (1)(3)
-----------------------------------    --------------------------------------
    (Annualized) (Unaudited)                      (Unaudited)

            17.00%                                  10.77%

(1)  Calculations exclude SFAS No. 133 market value adjustments.
(2) Gross principal charge-offs for the monthly period less the total amount of recoveries on previously charged-off loans, divided by the average daily total managed loans for the monthly period, multiplied by 12. Total managed loans exclude the estimated uncollectible portion of finance charges and fees. Recoveries include proceeds from the sale of charged-off assets to third parties. In February 2003, the Company modified its loan re-aging policy to permit re-aging of eligible accounts once in any 12-month period (but not more than twice in 60 months), as described in the Company's Report on Form 10-Q for the quarter ended September 30, 2002. The Company's previous practice was to re-age eligible accounts no more than once in any 30-month period. The impact of implementing this change was a decrease in the February 2003 managed net credit loss rate of approximately 9 basis points. The Company expects that this policy change will lead to performance improvements over the long term.
(3) Total managed loans as of the last day of the monthly period that are 30+ days past due, divided by the total managed loans as of the last day of the monthly period. Total managed loans exclude the estimated uncollectible portion of finance charges and fees. The change in loan re-aging policy, described above, had the effect of reducing the 30+ day managed delinquency rate by approximately 30 basis points. In February 2003, the dollar amount of managed loans 30+ days delinquent and the amount of total managed loans declined compared to the previous month.

     Providian Gateway Master Trust Net Credit Loss and Delinquency Rates. Providian Gateway Master Trust's net credit loss rate for the month ended February 28, 2003 and its 30+ day delinquency rate as of February 28, 2003 are presented in the table below.


Trust Net Credit Loss Rate (1)               30+ Day Trust Delinquency Rate (2)
------------------------------             ------------------------------------
  (Annualized) (Unaudited)                            (Unaudited)

           18.23%                                       12.89%

(1) Gross principal charge-offs for the monthly period for loans in the Trust less the total amount of recoveries on previously charged-off loans, divided by the principal receivables outstanding in the Trust as of the last day of the prior monthly period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. During a month in which an addition of accounts to the Trust takes place, the weighted average principal receivables outstanding in the Trust is used as the denominator (calculated based on the principal receivables outstanding in the Trust as of the last day of the prior monthly period and the principal receivables outstanding in the Trust immediately following such addition). The change in the loan re-aging policy, described in note 2 above for the managed net credit loss rate, resulted in a decrease in the February 2003 Trust net credit loss rate of approximately 11 basis points.
(2) Total loans in the Trust as of the last day of the monthly period that are 30+ days past due, divided by the total loans in the Trust as of the last day of the monthly period. The change in the loan re-aging policy, described above, resulted in a decrease in the February 2003 Trust 30+ day delinquency rate of approximately 39 basis points.



     Providian Gateway Master Trust Excess Spread. Series-specific three-month average excess spreads for the Providian Gateway Master Trust for the month ended February 28, 2003 are presented in the table below.


                           Excess Spread by Series (1)
                           ---------------------------
                            (Annualized) (Unaudited)

                 Three-Month Average   Class A Invested  Class A Expected Final
                   Excess Spread          Amount (2)         Payment Date
                -------------------   -----------------  ----------------------
Series 2000-A           3.69%           $566,660,000        April 15, 2005
Series 2000-B           3.93%           $625,000,000       September 15, 2005
Series 2000-C           3.99%           $575,000,000       September 15, 2003
Series 2000-D (4)       4.30%           $319,289,718     January 15, 2003 (3)
Series 2001-A           3.89%           $500,000,000        March 15, 2004
Series 2001-B           3.96%           $850,000,000        April 17, 2006
Series 2001-C           4.00%           $550,000,000         May 17, 2004
Series 2001-D           3.84%           $650,000,000         May 15, 2008
Series 2001-E           3.89%           $650,000,000         June 15, 2006
Series 2001-F           4.05%           $350,000,000         July 15, 2004
Series 2001-G           3.91%           $400,000,000         July 15, 2008
Series 2001-H           3.78%           $375,000,000       September 15, 2006
Series 2002-A (4)       3.95%           $960,000,000     November 17, 2003(3)
Series 2002-B           3.72%           $750,000,000        December 15, 2005


(1) Excess spread for a series is based on the series' portfolio yield (generally, finance charge, fee and interchange collections allocated to the series minus principal charge-offs allocated to the series) less the series' base rate (generally, interest payable to series investors, servicing fees allocated to the series, and, for some series, certain fees payable to third-party credit enhancers), in each case measured as a percentage of the series' invested amount. For Series 2000-D, a pay out event for the series will occur if the three-month average excess spread for the series is less than 2%. For each other series, a pay out event for the series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 0%.
(2) Class A Invested Amounts are as of February 28, 2003. These exclude Class B Invested Amounts and Class C Invested Amounts held by third-party investors, in the aggregate amount of $492,547,788 for all series.
(3)  Series  2000-D  and  Series  2002-A  do not have a Class A  Expected  Final
     Payment Date. These series have scheduled amortization periods for the payment of principal for which the initial payment dates are listed in the table above. Commencement of the scheduled amortization periods is subject to extension under certain circumstances. The scheduled amortization period for Series 2000-D began January 15, 2003 and the series was repaid in full on March 17, 2003.
(4) For Series 2000-D and Series 2002-A, a pay out event will occur, and early amortization of the series will begin, if a pay out event with respect to any other series of the Providian Gateway Master Trust occurs.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PROVIDIAN FINANCIAL CORPORATION
                                                    (Registrant)


Date:  March 17, 2003               By: /s/  Daniel Sanford
                                        ------------------------------------
                                        Daniel Sanford
                                        Executive Vice President and
                                        Controller